Conference Call Transcript
CSC - Computer Sciences Corporation to Discuss Progress with Redefining NHS Contractual Relationship Conference Call
Event Date/Time: April 04, 2012 / 09:00 PM GMT

CORPORATE PARTICIPANTS

 Bryan Brady Computer Sciences Corp - VP of IR

 Guy Hains Computer Sciences Corp - President - Global Healthcare

CONFERENCE CALL PARTICIPANTS

 Nathan Rozof Morgan Stanley - Analyst

 Joseph Foresi Janney Montgomery Scott - Analyst

 David Grossman Stifel Nicolaus - Analyst

 Rod Bourgeois Sanford C. Bernstein & Co. - Analyst

 Speaker name unaudible Deutsche Bank - Analyst

 Tien-Tsin Huang JPMorgan Chase & Co. - Analyst

 Jason Kupferberg Jefferies & Company - Analyst

 PRESENTATION

Operator

 Good day, everyone, and welcome to CSC's update call on the NHS. Just a reminder, today's call is being recorded. At this time, I would like to turn the conference over to Mr. Bryan Brady, Vice President of Investor Relations. Please go ahead, sir.

 Bryan Brady - Computer Sciences Corp - VP of IR

 Thank you, operator. Good evening, ladies and gentlemen. And welcome to CSC's update on the progress regarding our contractual relationship with the UK NHS. We issued a press release and an 8-K yesterday, containing the Company's most recent update, and so I hope you've had an opportunity to read those.

This call is being webcast on www.CSC.com, and we've posted a slide to our website containing our usual reminder cautioning participants about forward-looking statements. I would also like to remind our listeners that CSC assumes no obligation to update the information provided on this conference call except, of course, as may be required by law.

Now, as we reported in yesterday's 8-K, Guy Hains will be leading this call. Guy is CSC's President of Healthcare, and is joining us from CSC's offices in the UK. Guy has been leading CSC's negotiations with the NHS, and is an expert in this matter. So, the purpose of today's call is to provide you with a brief update on the progress being made in our NHS discussions, and in our healthcare business in general. We won't be commenting at this stage on any of our financial results or financial forecasts, because these will be a topic at some later date.

So, with those comments, I would now like to turn the call over to Guy.

 Guy Hains - Computer Sciences Corp - President - Global Healthcare

 Thank you, Bryan, and good evening, ladies and gentlemen. We were keen to give you this brief business update on the NHS in the interests of transparency, and to give you some background on what is happening. You will appreciate there is only so much we can say in terms of specifics, as negotiations are ongoing, but I do hope to give you some insights into where we are with the NHS and Lorenzo, and answer your questions where you have them.

Back on December 27, 2011, we told you that the original and much-discussed MOU was not going to go ahead, and CSC was taking a write-off of $1.5 billion. On March 5, 2012, we announced that CSC and the Department of Health in the UK had signed a letter of intent on the revised scope and volumes for the program. Both parties planned to make this a legal agreement by the end of March. At this time, CSC took action to reduce our costs by redeploying or removing some 30% of the workforce on our NHS program here in the UK, and that was aligned to the anticipated scope and volume of the new agreement. This call is to give you some color to our statement of yesterday, which said we have effectively timed out on our LOI agreement, but also said at the same time that both parties have renewed our standstill until June 1, 2012.

I can report that the dialogue with the NHS is fundamentally going well. Both parties continue to see considerable merit in the revised structure we agreed in the LOI. I would say that the delay reflects the complexity of the change being undertaken, and the need for very detailed agreements. The backdrop to this, and much of it is driven by the extent of which the NHS itself is changing, and the governance within the NHS moving to a much more devolved power in the trusts, and therefore, the need to consult very widely on this agreement.

I can confirm that both parties really want this agreement to work, and no specific roadblocks have been encountered. It's rather just the detail and the length of time it is taking to put the full agreements together. I can also confirm that our discussions only relate to the rescoping of Lorenzo, and that the ongoing service provision that we provide to other 2,000-odd other systems that we've installed, continue as before, as does the revenue stream we enjoy.

CSC has written off its investment in the Lorenzo product. Over 80% of that product is complete, and we have also got the two years' experience in the early adopter process that we've been undertaking. Our revenue objective for Lorenzo in the near-term is a modest component of our healthcare business mix. As we said in the past, we expect our UK healthcare revenues to be approximately 2% to 3% of CSC's overall revenues. And within that, Lorenzo will not be taking a significant part of that revenue for next year. So, in this context, our go-forward risk really should be seen as modest.

Nonetheless, looking to the longer term, we remain confident in Lorenzo, its technical platform, the extent to which it really answers the NHS efficiency needs, plus the very positive feedback that we get from the field in the UK. Additionally, we do see significant potential in applying this experience to other country health markets. There isn't a market, I think, globally that still doesn't have considerable interest in the learning from the UK NHS, both good and bad.

Our integration of the iSOFT business acquired August 1, 2011 is going well. And this, as we've identified before, gives us very considerable product and healthcare intellectual property, and positions us extremely well in the healthcare market, as well as making healthcare a significant component of the CSC's overall business.

So, that concludes my prepared remarks, and I would like to turn back to Bryan for Q&A.

 Bryan Brady - Computer Sciences Corp - VP of IR

 Okay, well, thank you, Guy. We're now ready to move into the Q&A session. We said this would be a brief call, but we probably do have time for a few questions. Can I remind you of what I said earlier at the beginning, that we won't be commenting at this stage on any of our financial results or financial forecasts, because as I said, that will be a topic at a later date. But, if we have Q&As that are relevant for Guy that can give some more color on this, he would be delighted to answer those.

So, operator, could you please pass on your instructions to our guests and anybody who may want to ask a question? Thanks.

 QUESTION AND ANSWER

Operator

 (Operator Instructions). The first question comes from Nathan Rozof with Morgan Stanley.

 Nathan Rozof - Morgan Stanley - Analyst

 I had just a clarification question on the 30% of the workforce that has been to be re-deployed. Would that indicate that the remaining 70% of the workforce is working on other aspects of NHS, ex-Lorenzo, including the maintenance work? Or does that mean we've still got 70% of the folks that had previously been working on Lorenzo still deployed, but at this point in time in a standstill mode?

 Guy Hains - Computer Sciences Corp - President - Global Healthcare

 Let me reassure you on that, that we don't have people in a standstill mode, let me try and explain that. You're right to say that a portion of that workforce provides the ongoing maintenance. We continue in the other domains of the healthcare area, deploying ambulance, GP systems, community and prisons, we continue to deploy product into the NHS, that momentum hasn't stopped. We are also continuing to add to the Lorenzo products. And, we are working with trusts who are co-developing those, mainly clinical now, elements to the program. So, areas of prescribing which is now out, released and accepted in the market. Work on care plans and emergency care.

We are by no means idle on this program. We have restructured the workforce really to be on two fronts. I would say. One is, we are past the peak of development, and the development resource is not always applicable to the task now in hand which is very much the deployment task. So, to a degree, we anticipated making this order of change in the program at about this juncture. Clearly the program takes on a different shape, deployment will require us to work on more concurrent trusts as we go forward, we'll need to be more active in the market, as the decision-making has devolved. So, it's a different profile to the labor but it's not the results of having in any way a slackness in the workforce or the demand.

 Nathan Rozof - Morgan Stanley - Analyst

 Okay, thank you. And one quick follow-up here and I will turn it over. You mentioned that Lorenzo was roughly 80% complete. At the point in time when you resume work on Lorenzo, at full capacity, roughly how long do you expect it will take to complete Lorenzo? Or the remaining 20%?

 Guy Hains - Computer Sciences Corp - President - Global Healthcare

 We have a product ready to go, which answers specifically the core administration of particularly the hospital environment. The significant hospital environment, which is represented with the hospitals we've implemented at Morecambe Bay. That's a complete package, that handles patients administration, back-office activities, and we are now adding additional components in areas of prescribing and emergency care, care plans and also a mental health module. That represents the core of the product.

And we will then subsequently, in normal product development, create other subsequent departmental deployments. And those will be as a normal product company would approach the market. So, founded in the contract that we have with the NHS, we will be ready once this agreement is signed, to have a very substantial and deployable healthcare Lorenzo module, which we will add to ourselves over time. So the complete footprint that we would aim to have in due course is that extra 20% of CSC and the authority are ready to go, with the core and complete module that we have right now.

 Nathan Rozof - Morgan Stanley - Analyst

 Thank you.

 Bryan Brady - Computer Sciences Corp - VP of IR

 Thanks, Nate. Operator?

Operator

 Our next question comes from Joseph Foresi with Janney Montgomery Scott.

 Joseph Foresi - Janney Montgomery Scott - Analyst

 My first question here, I know that you're in the throes of this, but I wonder if you could give us any color on the margin profile of the businesses as it compares to the overall business and any color on, if you see that changing at all with all the changes in the labor costs?

 Bryan Brady - Computer Sciences Corp - VP of IR

 Joe, as I said, we really want to stay away from the financial stuff at the moment, I know you would love to hear more on that, but Guy's objective is to let you know what is happening with the product overall in the healthcare business. So, we are not going to do finance questions, Joe. We'll do that later, as I've said.

 Joseph Foresi - Janney Montgomery Scott - Analyst

 No problem, can't blame me for trying. I guess I will ask it a different way, then. Maybe you could just talk about the value of re-upping the contract. Do you have any cross-selling opportunities you think, based on this, anything in the pipeline that this will help you in the selling process, and if you could give us any color on any objectives for the overall healthcare practice as well?

 Guy Hains - Computer Sciences Corp - President - Global Healthcare

 Yes, I think not just specifically in the UK, CSC and particularly since the acquisition of iSOFT is a very significant player in the healthcare market here. With one system or another, we are in 85% of the trusts in the UK. So Lorenzo, and the point I was really making at the beginning, Lorenzo is a strategic product, and we are very excited about that for the future, but that's far from the only thing we are providing to the NHS. I think in terms of providing transformational capability, helping to meet the changing, and it certainly is changing, the UK health agenda with the government changes, we are best-placed and frankly, the trusts around the UK rely on CSC to upgrade and change and support a wide range of systems. So, I think that is a very important point.

As I said, the learning that we have here is literally referenced around the world. I can't think of the country at the moment, that doesn't have some level of health reform, and some high dependence on information technology to support those changes. Healthcare, frankly against some other industries, financial services and other industries, is like a generation behind. There's just so much IT-enabled change to be made. So it's very fertile territory, we're very pleased with the repertoire of products we now have at iSOFT that we are further developing. Lorenzo and other products, and we've seen some significant wins and some significant expansions in Australia, developing markets in Asia and in South America most recently. So, I think the product portfolio we have, and particularly Lorenzo, bodes very well for the future. So lots of cross-selling opportunities but also lots of new market growth opportunities.

 Joseph Foresi - Janney Montgomery Scott - Analyst

 Okay, so -- Just to be clear, is the product that you are developing for Lorenzo, is that something that you will be able to implement in other areas? Is that the thought process here? Or is it just the intellectual property that goes into developing that product?

 Guy Hains - Computer Sciences Corp - President - Global Healthcare

 Certainly the learning, the intellectual property, the core architecture, but not the specific code stream that were deployed in the UK, but the core architecture is the same architecture that we use, for example, to help with hospital changes and reform in Holland. So we are also taking the product to Spain in the near-term. So, Lorenzo will represent a family of products and capability, but certainly wider deployment opportunities than the UK, yes.

 Joseph Foresi - Janney Montgomery Scott - Analyst

 Thank you.

 Bryan Brady - Computer Sciences Corp - VP of IR

 Thanks, Joe. Appreciate it. Operator?

Operator

 Next is David Grossman with Stifel Nicolaus.

 David Grossman - Stifel Nicolaus - Analyst

 Thank you. Guy, could you help us understand what will be the major changes to the spirit of the contract? In the new negotiations, vis-a-vis where we were maybe back in the old MOU?

 Guy Hains - Computer Sciences Corp - President - Global Healthcare

 I think, I'm going to avoid talking specifically about volumes or scope, but clearly there is changes there. When we are in a position to talk about those, we will. I think more generally, and I think the timing is perfect, but fundamentally, the key customer contact will now move, as indeed the government has stated its policy, moves much more towards the trust and I think you may recall from the very outset of the national program, there was a lot of criticism of the lack of clinical engagement. That's changed dramatically over the years.

But the modules that we are delivering now really are clinically-driven and they carry considerable clinical content and support. So, I think the major changes that we're not building a monolithic system to address the back office through a significant main contract through a large-structured fixed-priced development program with a central agency. The central agency will play a key part in the trial price relationship. But a key focus of our activity will be working closely with the trusts. And, I think in the way we mature the products and the way it addresses that engages clinicians, that is the fundamental change, a beneficial change, which the Department of Health and the officials working on this program pushed very hard for, and we both see that as a huge plus point.

 David Grossman - Stifel Nicolaus - Analyst

 And there's no kind of constraints having to develop multiple customized solutions as a result of that change?

 Guy Hains - Computer Sciences Corp - President - Global Healthcare

 Well I think one of the benefits, there's always challenges in product development on this front, and not to oversell in any way Lorenzo, but there is a very powerful level of configuration that Lorenzo supports. But we will be channeling -- we will be channeling requirements with groups of trusts so when we work with the trust, other trusts look in on that process and add to those requirements. But, very much, we are looking to deploy a core product with the ability to provide in the outer layer local customization, and so far so good, that seems to work very well.

 David Grossman - Stifel Nicolaus - Analyst

 Okay, thanks. Just one other thing. In terms of the commentary about the headcount reduction, is that headcount reduction consistent with the LOI that you have right now? Or, is that free of the LOI, I guess?

 Guy Hains - Computer Sciences Corp - President - Global Healthcare

 I think I kind of explained that it was a change that we would have made in the profile about now. I think what you will see is we will be actually probably acquiring some different type of resource in the future when we are in the full flight of deployment. But, it's simply the point that we really work through the bulk of development, and particularly a very large workforce that we have on very intensive testing. And that resource is not the resource you want to take forward into the future to do field deployment. So, we had anticipated making a change. At this time, I think it would have been about that order. There is some pause as we go through these agreements before we get into full flight deployment. And, you'll see other people moving to the program, with different profile of people moving into the profile to do that work in the future.

 Bryan Brady - Computer Sciences Corp - VP of IR

 All right, thanks, David. Operator?

Operator

 Next is Rod Bourgeois with Bernstein.

 Rod Bourgeois - Sanford C. Bernstein & Co. - Analyst

 A quick question here in terms of clarifying what I think you said in your opening remarks. You are taking out about 30% of the cost on your NHS-related work. But it seems like you said that the revenue risk is only small, and I guess that was unclear. I mean if you are taking 30% of the costs out, does the revenue run rate on your NHS work remain relatively unchanged? Or, is there actually a meaningful change planned on the revenue side as well? If you can clarify that?

 Guy Hains - Computer Sciences Corp - President - Global Healthcare

 I am not going to get too far into that profile, but just to confirm that the revenue stream of our ongoing work in support of the 2,000-odd systems we've deployed, that's clearly a constant. We continue to strive to be more efficient in that area. But, that's pretty well a constant from both cost and a revenue point of view. The re-profiling of the labor is really a lifecycle issue as we come off the development and then we move into deployment. So, we've written off the costs effectively and the write-off of the development of Lorenzo, that work is done, and it will be clearly an opportunity now to much closely match cost of revenue going forward at the deployment phase. So, it's a very different life cycle.

 Rod Bourgeois - Sanford C. Bernstein & Co. - Analyst

 And as you move into this new life cycle, is there sufficient UK budget available for sort of the normal NHS scope that would have originally been planned for this stage of the lifecycle? Especially given the move of late in the UK to cap IT service project sizes?

 Guy Hains - Computer Sciences Corp - President - Global Healthcare

 I think to a degree, we are experiencing the demand out there. Frankly, the changes in requirements in the NHS to make economies, IT, if there is confidence around the deployment, and confidence in the business case, IT is one of the best levers that they can pull, frankly so that requires us to present and sell, really. But we are seeing no shortage of trusts wanting to come forward and reengineer and overhaul their, frankly, pretty in many cases quite aged IT base. So, we see this as one of the best areas that we can help the NHS meet their budgetary targets.

 Bryan Brady - Computer Sciences Corp - VP of IR

 Okay. Thanks, Rod. Operator?

Operator

 The next question comes from Bryan Keane with Deutsche Bank.

 Speaker name unaudible - Deutsche Bank - Analyst

 this is (inaudible) in for Bryan Keane. Quick question regarding the LOI. Is there any provisions for expanding the correct maintenance contract? And, also, in terms of signing up new trusts, are there any headwinds in signing up new trusts as part of the LOI, or would that be a separate process after the LOI is signed?

 Guy Hains - Computer Sciences Corp - President - Global Healthcare

 Look, I am not in a position to be able to discuss the mechanisms of the LOI. We have previously said that there is a provision in there to move beyond the early adopters to the next wave of initial trusts that will take this up into full production, supported by the authority. We've stated that, but beyond that, I think we need to get through to the legally binding agreement before we can discuss that further. But, needless to say, there are mechanisms that we will have between us to support and take the product forward. We can't discuss that further.

 Bryan Brady - Computer Sciences Corp - VP of IR

 Yes, that's fair.

 Speaker name unaudible - Deutsche Bank - Analyst

 Just a follow-up question maybe if you can, about how you plan to leverage the Lorenzo or any healthcare product in the US you referenced that earlier in the call, but I was just wondering if you give us more color about leveraging that product or the iSOFT acquisitions for expanding your presence in the US healthcare market?

 Guy Hains - Computer Sciences Corp - President - Global Healthcare

 Yes, just to say we're looking at some opportunities there. There's a number of products that we think have -- a couple of them have pretty immediate relevance to the US market particularly around accountable care requirements. We are undertaking work to look at how we would apply them in the US, and we will update you on that. And certainly, in terms of its technology base and the ability to scale that we've seen that we're capable of in Lorenzo, that will be in our forward plans to review. We will update you on that but it's an active part of our plan to take iSOFT software and capabilities to the US market. iSOFT themselves had looked at that but frankly didn't have either the financial strength or the market access to do it. That is something clearly we can. And, that's under active planning.

 Bryan Brady - Computer Sciences Corp - VP of IR

 Okay, thank you. Operator, maybe we've got time for two more questions if we can?

Operator

 Sure. The next one comes from Tien-Tsin Huang with JPMorgan.

 Tien-Tsin Huang - JPMorgan Chase & Co. - Analyst

 Just two quick questions. First I'm curious, once you start resuming services again, how long do you think it will take to get into full deployment mode? And then secondly, I wanted to ask from a competitive landscape, how does Lorenzo compare to some of the other products that are out there? You obviously [let it go] asking about costs et cetera. but I'm curious how it stands versus some of the competition? In the eyes of the trusts and beyond if you follow my question? Thank you.

 Guy Hains - Computer Sciences Corp - President - Global Healthcare

 Yes. Absolutely. I think a point I would make is that, to put in care management which is the core enterprise system to run a major hospital, from pressing the button to say we are going to go to make the decision. It's a nine to 12 month program to take the system and put it into the hospital and turn off the existing legacy infrastructure. It's complex. Lorenzo is the SAP of healthcare, if you like, so there is change processes. Certainly there is usually very complex interfacing. All that requires a huge amount of planning. You are doing that clearly at a clinically sensitive, and requirements of high clinical safety. So, that's a huge amount of planning that goes into that. So, from ramp-up or day-go-one you are looking at taking on and switching over the first systems some nine to 12 months later. And we're ready to that. So, we don't have the ramp-up time from the point of which we signed the agreement. We have plans in place to take on the first trusts, and indeed with the authority talked to those trusts and have built up their plans so that they're ready to go.

I think in terms of Lorenzo, a few things. Firstly, we built it with the NHS, for the NHS, so clearly it's a very good fit. It has patient to the sense which is very much the theme of modern healthcare generally but particularly the NHS strategy. So it's what's termed to be a very patient-centric system. It's on new architecture, new technology, which puts it a generation ahead of many other systems that are out there. And most importantly it links patient administration in a very integrated way with the way that doctors work. So historically, systems there had a big gap between the systems doctors want to use on the wards and in surgeries, with the back-office administration systems. This is truly integrated and it's going to engage doctors in a way that frankly the technology typically hasn't in the past. So I think it's right on the money to help with the NHS cost reduction, and it's extremely competitive in terms of the way, both the ease of deployment and its flexibility. So, I'll stop the sales pitch there. But we do feel very confident with its competitive positioning.

 Tien-Tsin Huang - JPMorgan Chase & Co. - Analyst

 Good enough, good to know. Thanks so much.

 Bryan Brady - Computer Sciences Corp - VP of IR

 Thanks. Operator, one last question here please?

Operator

 We do have time remaining for that one more question, and comes from Jason Kupferberg with Jefferies & Company.

 Jason Kupferberg - Jefferies & Company - Analyst

 Is there an opportunity, or I guess I should say a probability that at some point we could see some of the contract that was written off in the December quarter actually get written back into the P&L, because obviously, you took a real conservative approach in the December quarter and essentially, wrote off the whole balance there. So what you think is the likelihood that perhaps based on how these negotiations ultimately conclude, you can actually take a positive impact back into the P&L at some point? I obviously wouldn't ask you quantify that, but just directionally, do you think that's a plausible scenario?

 Bryan Brady - Computer Sciences Corp - VP of IR

 Jason, we will have to give you a yellow card for that. We said we wouldn't stray into that and I just don't think it's appropriate for Guy. He is in the middle of discussions over there with the client but clearly the potential exists over the long-term for us to do something there, but, we really can't say anymore than that at this stage. I hope you understand that.

 Jason Kupferberg - Jefferies & Company - Analyst

 I do, I do. Okay we wait for the earnings call. Thanks, guys.

 Bryan Brady - Computer Sciences Corp - VP of IR

 Okay, thank you, Jason. Well, ladies and gentlemen and I think that concludes the call for today. Guy, thank you very much for joining us from 3,000 miles away over there. It's very late in the UK, now so we appreciate your time in joining us, and putting some color on this for our guests today. That's the update, and we will obviously be coming back to you, to talk to more detail about the financial position later. So, for the moment, that's all we wanted to do, is give you some color. So thank you for joining us. We appreciate it. We will talk to you again. Goodbye, now.

Operator

 And that does conclude today's conference. Thank you your participation today.